SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 25, 2005

MEMS USA, INC.
(Formerly Lumalite Holdings, Inc.)
(Exact name of registrant as specified in charter)

Nevada	0-4846-3	82-0288840
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

5701 Lindero Canyon Rd., #2-100
Westlake Village, CA 91362
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 1.01 Entry Into a Material Definitive Agreement

On April 25, 2005, Registrant entered into an agreement with Accelon Energy System, Inc., a Canadian Corporation (“Accelon”), and Can-Am Ethanol One, Inc., a Canadian Corporation (“Can-Am”), confirming and setting forth in greater detail the rights and obligations of Registrant and Accelon with respect to Can-Am (the “Agreement”).

The cooperation between Registrant and Accelon regarding Can-Am began in late 2004 when Accelon and Registrant agreed to form Can-Am as a Canadian entity chartered to acquire land, engineer, design, procure, build, own, commission, operate and maintain one or more wood-waste-to-ethanol conversion plants in Canada. Can-Am is 49.3% owned by Registrant, and two directors appointed by Registrant sit on Can-Am's four member board of directors. Registrant has performed certain services for Can-Am since January 1, 2005 (the “Effective Date”) in anticipation of the negotiation and finalization of the Agreement.

Pursuant to Exhibit “A” of the Agreement (Scope of Work), Registrant is responsible for the engineering, design and commissioning of the process technologies for a biomass to ethanol production facility (the “Plant”) capable of converting approximately 800 dry tons of wood waste per day to ethanol. This includes providing Can-Am with engineering and business assessments of existing biomass to ethanol technologies, selecting the optimal process technologies, designing, engineering and commissioning the processing components required by the Plant, managing the supply and manufacturing contracts required for the supply and manufacturing of the processing components for the Plant, overseeing a quality assurance program for the manufacturing and fabrication of the required components in the process, and providing post construction plant operations analyses and process/equipment design improvements.

Pursuant to Exhibit “A” of the Agreement, Accelon is responsible for the construction management, land procurement, permitting, local zoning, developing a long term supply of biomass materials, designing and selecting of the material handling equipment, and conducting the initial operations of the Plant.

The Agreement is effective retroactive to the Effective Date, and shall continue until all the work provided for in Exhibit “A” of the Agreement, together with any written modifications thereof, is completed. However, Registrant’s and Accelon’s responsibility for continuing any work under the Agreement is contingent upon Can-Am obtaining sufficient capital or other resources to pay for such work. Can-Am presently lacks sufficient capital or other resources to pay for Registrant’s and Accelon’s services under the Agreement, and if Can-Am is unable to obtain such funding on or before June 1, 2005, the Agreement shall expire on its own terms.

If the funding is obtained, Can-Am will pay Registrant a retainer of $100,000 per month, and Accelon a retainer of $60,000 per month, which retainers will be credited against the charges for work performed for Can-Am by Registrant and Accelon in that monthly period,. Registrant and Accelon will bill Can-Am on an hourly basis for work done by their employees and certain subcontractors under the Agreement. Registrant and Accelon will be entitled to mark up by five per cent (5%) the cumulative total of these hourly charges as overhead charges, and to mark up by an additional ten per cent (10%) the total of the hourly charges and overhead as profit. For those invoices for expenses incurred on Can-Am’s behalf, Registrant and Accelon will be entitled to the overhead charge, but not to the additional mark up for profit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMS USA, INC.

Date: April 28, 2005	By:	/s/ Lawrence Weisdorn

Lawrence Weisdorn, CFO